                                     PROXY


                         THE MALAYSIA FUND, INC.

                C/O MORGAN STANLEY ASSET MANAGEMENT INC.
                       1221 AVENUE OF THE AMERICAS
                        NEW YORK, NEW YORK 10020

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints WARREN J. OLSEN, MICHAEL F. KLEIN, VALERIE Y. LEWIS and HAROLD J. SCHAAFF, JR., and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Company held of record by the undersigned on March 24, 1997 at the Annual Meeting of Stockholders to be held on April 30, 1997, and at any adjournment thereof.

     The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated March [27], 1997.


         (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)
                            SEE REVERSE SIDE

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[X] Please mark your votes as in this sample.

1.  Election of the following nominees as Directors:

    FOR       WITHHELD


    [ ]         [ ]     Class II Nominees:
                         John W. Croghan and Graham E. Jones



                         ______________________________________
                         For all nominees except as noted above


    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]

2. Ratification of the selection of Price Waterhouse LLP as independent accountants.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]

3. Approval of the Investment Advisory and Management Agreement with Morgan Stanley Asset Management Inc.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]


4. Approval of the Research and Advisory Agreement among the Fund, Morgan Stanley Asset Management Inc. and Arab-Malaysian Consultant Sdn Bhd.

    FOR               AGAINST             ABSTAIN

    [ ]                 [ ]                 [ ]



5. In the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO CLASS II NOMINEES AND IN FAVOR OF PROPOSAL NO. 2, PROPOSAL NO. 3 AND PROPOSAL NO. 4

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT SHOULD SIGN.


SIGNATURES(S)___________________________________  DATE _______________,
1997

When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office.

If a partnership, please sign in partnership name. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.